UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2026
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.02	Unregistered Sales of Equity Securities.
As previously announced, Virgin Galactic Holdings, Inc. (the “Company”) issued a notice of redemption on April 30, 2026 to redeem up to $10,000,000 of its 9.80% First Lien Notes due 2028 (the “First Lien Notes”), plus accrued and unpaid interest thereon, on May 18, 2026 (the “Redemption Date”) at a redemption price equal to 100% of the aggregate principal amount of the First Lien Notes to be redeemed on the Redemption Date, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

The Company undertook this partial redemption as part of its broader capital management and cash preservation strategy. Management believes market conditions provided an opportunity to execute this transaction and by redeeming a portion of the First Lien Notes in advance of the mandatory redemption date set forth in the Indenture, the Company will reduce ongoing cash interest obligations under the First Lien Notes.

On May 18, 2026, the Company successfully redeemed all of the announced $10,000,000 in aggregate principal amount of the First Lien Notes by issuing 3,768,536 shares (the “Shares”) of the Company’s common stock to holders of the First Lien Notes that were redeemed. The amount of the First Lien Notes redeemed and number of shares issued were determined based on the volume-weighted average price of the Company’s common stock over a ten-day observation period, as specified in the Indenture, dated as of December 18, 2025 (as amended by the First Supplemental Indenture, dated April 24, 2026, the “Indenture”), by and among the Company, the subsidiary guarantors thereto and Wilmington Savings Fund Society, FSB, as the trustee and the notes collateral agent. As of May 18, 2026, after giving effect to the redemption, approximately $202.5 million in aggregate principal amount of the First Lien Notes remained outstanding.

The Shares were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company continues to evaluate steps to improve liquidity, mitigate concentration risk associated with debt payments and enhance financial flexibility as it prepares for commercial operation in the fourth quarter of 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: May 18, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer